UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2012

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, the Performance Compensation Subcommittee of the Compensation and Management Development Committee of the Board of Directors of Starbucks Corporation (the “Company”) approved certain matters in connection with the appointment of Annie Young-Scrivner to serve as executive vice president and president, Starbucks Canada.

Ms. Young-Scrivner currently serves as chief marketing officer and president, Tazo Tea and will assume her new role as executive vice president and president, Starbucks Canada, on or around October 1, 2012. Ms. Young-Scrivner will receive the standard relocation and expatriate benefit package which the Company provides to similarly situated executives assuming new roles involving an international relocation. All other elements of her compensation, including base salary, Executive Management Bonus Plan opportunity and long-term incentive compensation opportunity will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION
Dated: June 8, 2012

	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary